Exhibit 99.1

Renaissance Learning Announces Management Changes

WISCONSIN RAPIDS, Wis., Aug. 7 /PRNewswire-FirstCall/ -- Renaissance Learning(TM), Inc. (Nasdaq: RLRN), a leading provider of school improvement solutions to the K-12 school market, today announced that, effective August 15, 2002, Terrance D. Paul, co-founder of the Company, will assume the post of chief executive officer.  The change will enable Mr. Paul, who directs Renaissance Learning's educational research and product strategy, to personally lead the Company's increasing initiatives to school districts and policy-makers.  (Photo)

Michael H. Baum, who currently serves as CEO, will, on that date, move to a new position as executive vice president in charge of all organizational learning initiatives.  Mr. Baum will continue to direct the Company's Generation21 subsidiary in Golden, Colo.  He will also spearhead ongoing implementation of the Generation21 knowledge management software throughout the Company, as well as marketing the software to K-12 school districts.  Mr. Baum will continue to report to Mr. Paul.

"With the enormous federal and state emphasis on mastering educational standards and achieving quantitative growth goals, we see growing interest in our products and services from decision-makers at the school district and state levels," said Mr. Paul.  "Our scientifically research-based solutions for standards assessment, reading and math improvement, early literacy, and professional development are perfectly suited to meet the challenge of leaving no child behind.  We expect this organizational change will help us take advantage of large-scale opportunities, while still maintaining our historical strength of servicing individual teachers and schools.  Mike Baum in his new role will strengthen our ability to help school districts better support teacher professional development."

John Hickey continues in his role of president and chief operating officer, coordinating all Company operations directed to the K-12 market, including software development and marketing, teacher-training, and services to educational publishers.  Mr. Hickey will continue to report to Mr. Paul.  Judith A. Paul, co-founder of the Company, will continue in her role as chairman, setting policy and directing communications to educators.  Ms. Paul created the Company's flagship product, Accelerated Reader® reading management software, in 1985, and started the Company in 1986 to sell Accelerated Reader to schools.  Mr. Paul will no longer continue as co-chairman with Ms. Paul.

Renaissance Learning(TM), Inc., is a leading provider of school improvement solutions, through research-based software products, teacher training, teacher materials, and consulting.  The Company's software products, called learning information systems, give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.  Adopted by over 61,000 schools, these software products are among the most popular in schools nationwide.  In 2002, the Company has announced or introduced six new software products.  The Company's School Renaissance® comprehensive school improvement process has been adopted by school districts across the country, and over 380,000 pre-K-12 educators have received Renaissance training.  The Company also provides electronic assessment products and services to educational publishers, and sells enterprise software for training and knowledge management.  The Company has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including the introduction of new products and services.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include those matters disclosed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and the Company's other Securities and Exchange Commission filings which factors are incorporated herein by reference.